                                                                   EXHIBIT 10.17


                                 LEASE AMENDMENT


Execution of this Lease Amendment by Lessee and Lessor will amend that certain lease dated May 29, 1990, amended June 10, 1993, and September 7, 1993, (Collectively "the Lease"), wherein NBD Bank, as Successor Trustee to NDB Trust Company of Illinois, not personally but as Trustee under trust agreement dated April 25, 1990 and known as Trust No. 1153-CH, as subsequently assigned to SMII OAK CREEK/LP, L.P., a Delaware limited partnership, is the Lessor, and Bisys, a Delaware corporation, is the Lessee of the Premises located at 800 Parkview Boulevard, Lombard, Illinois, as follows:

1. The Lease Term is hereby extended to October 31, 2010.

2. The monthly Base Rent schedule for the extended term for the Premises shall be as follows:

         November 1, 2000 - October 31, 2001          $32,812.00
         November 1, 2001 - October 31, 2002          $33,800.57
         November 1, 2002 - October 31, 2003          $34,810.17
         November 1, 2003 - October 31, 2004          $35,861.83
         November 1, 2004 - October 31, 2005          $36,934.53
         November 1, 2005 - October 31, 2006          $38,028.27
         November 1, 2006 - October 31, 2007          $39,185.10
         November 1, 2007 - October 31, 2008          $40,362.97
         November 1, 2008 - October 31, 2009          $41,561.87
         November 1, 2009 - October 31, 2010          $42,802.83

3. It is understood that, other than the work described in Appendix "A", no promise to alter, remodel, decorate, clean, or improve the Premises or the Building, and no representation or warranty whatsoever, expressed or implied, regarding the condition of the Premises or the Building is being or has been made. Should Lessee elect to make additional Lessee improvements to the Premises other than the work described in Appendix "A", then it is understood that to the extent that any repairs, replacements or corrections are required to be made to the Premises and/or Building of any kind whatsoever, to cause same to comply with any applicable law, rule or regulation, whether federal, state or local, that the cost thereof shall be fully the responsibility of Lessee. Any work performed in the space by a contractor other than the Lessor's contractor is subject to Lessor's Facility Alteration Procedure attached herein to this amendment as Appendix "B" and made a part of this Lease.

4. So long as Lessee is not in default Lessee shall have the option to cancel this Lease effective November 1, 2007, by giving Landlord no less than nine
   (9) months advance written notice accompanied by its payment of a termination fee of $167,687.00, half of which shall be due at time of notice, and the remaining half due on or before October 31, 2007.

5. Except as specifically modified by the terms hereof, Lease shall remain in full force and effect.



      DATED this 28th day of March 2000.

      IN WITNESS HEREOF, Lessor and Lessee have executed this Lease Amendment by day and year first above written.


LESSEE:                             LESSOR:


Bisys, a Delaware Corporation       SMII OAK CREEK/LP, L.P., a Delaware limited
                                    partnership
BY: /s/ James Guidici
    -------------------------

                                    BY:  Koll Bren Schreiber Realty Advisors,
Its: Executive Vice President       Inc., acting as Owner's Representative
    -------------------------

                                    BY: /s/ John P. Ehli
                                        ----------------------------------------
                                        John P. Ehli

                                    Its:  Asset Manager
                                        ----------------------------------------